UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

KKR & CO. INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 1, 2018, KKR & Co. Inc. (the “Company”) converted from a Delaware limited partnership named KKR & Co. L.P. into a Delaware corporation named KKR & Co. Inc. (the “Conversion”).  The unaudited pro forma financial information of the Company set forth in Exhibit 99.1 presents the impact of the Conversion on the Company’s statements of operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018. In addition, as previously disclosed in connection with the Conversion and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018, the Company has modified the presentation of certain segment financial information effective as of and for the three and six months ended June 30, 2018, which is reflected in Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	KKR & Co. Inc. Unaudited Pro Forma Financial Information
Exhibit 99.2	KKR & Co. Inc. Segment Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: November 9, 2018	By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Chief Financial Officer